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                                                                     Exhibit 4.2

              FIRST SUPPLEMENT TO PREFERRED SHARES RIGHTS AGREEMENT


         This FIRST SUPPLEMENT TO PREFERRED SHARES RIGHTS AGREEMENT (this "SUPPLEMENT") is dated as of July 1, 1999, by and between LANCE, INC., a North Carolina corporation (the "COMPANY") and FIRST UNION NATIONAL BANK, a national banking association, ("FIRST UNION").

                                    Recitals

         Wachovia Bank, N.A. ("WACHOVIA") and the Company entered into a Preferred Shares Rights Agreement (the "AGREEMENT"), dated as of July 14, 1998, whereby Wachovia agreed to act as Rights Agent for the Company under the Agreement. Pursuant to Section 21 of the Agreement, the Company gave notice on May 25, 1999 of the removal of Wachovia as Rights Agent effective July 1, 1999. This Supplement is to confirm the appointment of First Union as successor Rights Agent under the Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. Certain Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

         SECTION 2. Appointment of Rights Agent. The Company hereby appoints First Union as successor Rights Agent to act as agent for the Company in accordance with the terms of the Agreement, and First Union hereby accepts such appointment, pursuant to Section 21 of the Agreement.

         SECTION 3. Modification of Legend for Common Stock Certificate. The legend required pursuant to Section 3(c) of the Agreement is hereby modified and restated in its entirety as follows:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Preferred Shares Rights Agreement between Lance, Inc. and First Union National Bank as the successor Rights Agent, dated as of July 14, 1998, as supplemented, (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Lance, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lance, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person


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         who is, was or becomes an Acquiring Person or any Affiliate or
         Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         SECTION 4. Change of Notice Address. First Union's address for notice or demand pursuant to the Agreement is as follows:

                   First Union National Bank
                   Shareholder Services Administration
                   1525 W. WT Harris Blvd.; 3C3
                   Charlotte, North Carolina 28288-1153
                   Attn:  Kenneth E. Staab, Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Preferred Shares Rights Agreement to be duly executed as of the day and year first above written.

                                                     LANCE, INC.


                                                     By    B. Clyde Preslar
                                                        ------------------------
                                                        B. Clyde Preslar
                                                        Vice President



                                                     FIRST UNION NATIONAL BANK


                                                     By    Kenneth E. Staab
                                                        ------------------------
                                                        Kenneth E. Staab
                                                        Vice President